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                                                                   EXHIBIT 23.02

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated December 28, 2000 relating to the consolidated statements of operations, of comprehensive income, of stockholders' equity and of cash flows and related financial statement schedules of Summit Securities, Inc. for the year ended September 30, 2000, which appears in Summit Securities, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement on Form S-2.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


San Francisco, California
February 11, 2003